Exhibit 99.02

SYMC Reports First Quarter 2017 Results – CFO Commentary

August 4, 2016

A reconciliation for non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included in our financial tables that accompany our earnings press release available on http://investor.symantec.com/investor-relations/events-calendar/.

Q1 Fiscal 2017 Commentary

Revenue was $884 million, down 4% year-over-year in constant currency, and above the midpoint of our guidance range. Enterprise Security declined 1% and Consumer Security declined 8% in constant currency. Foreign currency positively impacted revenue by $11 million on a year-over-year basis.

Non-GAAP operating income was $253 million and non-GAAP operating margin was 28.6%, down 280 basis points year-over-year in constant currency and above our guidance range. GAAP operating income was $106 million and GAAP operating margin was 12%.  Foreign currency positively impacted operating income by $14 million on a year-over-year basis.

Non-GAAP net income was $177 million and non-GAAP EPS was $0.29. GAAP net income was $135 million and GAAP EPS was $0.22.

Our Q1 FY2017 non-GAAP tax rate was 27.5%. GAAP continuing operations tax rate was 32%.

GAAP and Non-GAAP EPS were calculated using 620 million fully diluted shares.

Q1 Fiscal 2017 Segment Results – Enterprise Security

Enterprise Security segment revenue was $481 million, down 1% year-over-year in constant currency.

•	Threat protection declined 5% in constant currency.

•	Information protection grew 4% in constant currency.

•	Website Security grew 1% in constant currency.

•	Cybersecurity Services, Consulting and Other grew 9% in constant currency.
Enterprise Security operating income was $28 million.

Q1 Fiscal 2017 Segment Results – Consumer Security
Consumer Security segment revenue was $403 million, down 8% year-over-year in constant currency.

Consumer Security operating income was $225 million.

Discontinued Operations

The Veritas sale closed on January 29, 2016. The results of operations of the information management business are disclosed as discontinued operations on the income statement.

Cash Flow Statement

Cash flow from continuing operating activities was negative $742 million. This includes the negative impact of separation payments and restructuring payments totaling $39 million during the June quarter. The Company also paid cash on taxes due on sale of Veritas during the June quarter of $887 million, which negatively impacted cash flow from continuing operations.

Capital expenditures were $22 million. We expect fiscal 2017 capital expenditures to be approximately $230 million.

During the June quarter, we paid $68 million in dividends and dividend equivalents.  On March 21, 2016, we entered into accelerated stock buyback agreements with Citibank, Merrill Lynch, and Wells Fargo to repurchase $1.0 billion of shares. The Company made an upfront payment of $1.0 billion on March 24, 2016 and received initial shares of 42 million. The shares received are retired in the periods they are delivered, and the up-front payment is accounted for as a reduction to stockholders equity. As part of the accelerated buyback, the company will receive additional shares at the settlement of the ASR.  As of July 29th 2016, the ASR is 58% complete.

Balance Sheet

Cash, cash equivalents and short-term investments at the end of the quarter was $6.1 billion. Subsequent to the June quarter end and immediately after closing the Blue Coat acquisition, the company has approximately $5.6 billion of cash, cash equivalents and short-term investments.

Deferred Revenue at the end of the quarter was $2.42 billion. The deferred revenue balance includes $243 million related to Veritas deferred revenue booked in prior shared contracts. Implied billings excluding Veritas declined 1.6% year-over-year.

For Q1'17, implied billings represents the sum of the current quarter total revenue and the net sequential Balance Sheet change in our security business's deferred revenue. In addition, a portion of the net sequential Balance Sheet change does not amortize to revenue.  We added back this portion which relates to the period's amortization of an asset representing service and maintenance rights we have under an agreement with Veritas.  For Q1’16, implied billings represents the sum of the current quarter total revenue and the net sequential Balance Sheet change in our security business's deferred revenue. The deferred revenue for historical continuing operations of the Company were based upon total Company deferred revenue prior to the sale of the Information Management business, less the deferred revenue of the Information Management segment based upon carve-out accounting methodologies.

Debt at the end of the quarter was $3.2 billion.
•
On August 1, 2016, we entered into a Term Loan Agreement ("Term Loan Agreement"), with a group of lenders that allows the Company to borrow up to an aggregate amount of $2.0 billion, consisting of a $1.8 billion five-year term loan and a $200 million three-year term loan. The new Term Loan Agreement closed concurrently with the Blue Coat merger on August 1, 2016. In addition, on July 18, 2016, we amended and restated our existing credit agreement (the "Amended and Restated Credit Agreement") to provide for, among other things, an additional $800 million three-year term loan facility (collectively with the term loans under the new Term Loan Agreement, "Term Loans"). The Amended and Restated Credit Agreement became operative on August 1, 2016. The Company has elected to incur the Term Loans initially as Eurodollar borrowings and such Term Loans will bear interest at a rate equal to LIBOR plus a margin based on the debt rating of the Company's non-credit-enhanced, senior unsecured long-term debt, as specified in the Amended and Restated Credit Agreement and the new Term Loan Agreement, as applicable. The new Term Loan Agreement and the Amended and Restated Credit Agreement include a consolidated leverage ratio covenant. The Company utilized the proceeds of the Term Loan, together with the proceeds from the 2.0% Convertible Unsecured Notes due 2021 (the “Notes”) (as discussed below), to pay for a portion of the Blue Coat merger, including the prepayment of Blue Coat's outstanding debt and related transaction fees.

•
On June 12, 2016, the Company entered into an investment agreement (the “Investment Agreement”) with Bain Capital Fund XI, L.P. and Bain Capital Europe Fund IV, L.P. (collectively with their affiliates, “Bain”) and Silver Lake Partners IV Cayman (AIV II), L.P. (collectively with its affiliates, “Silver Lake”, and together with Bain, the “Purchasers”), relating to the issuance of $1.25 billion aggregate principal amount of the Notes to the Purchasers, consisting of an aggregate of $750 million 2.0% Convertible Unsecured Notes to Bain and a $500 million 2.0% Convertible Unsecured Note to Silver Lake. The Notes were issued concurrently with the Blue Coat merger. The Notes bear interest at a rate of 2.0% per annum, payable semiannually in cash and will mature in 2021 subject to earlier conversion. The Notes are convertible into cash, shares of the Company’s common stock or a combination of cash and common stock, at the Company’s option, at a conversion rate of 48.9860 per $1,000 principal amount of the Notes (which represents an initial conversion price of approximately $20.41 per share), subject to customary anti-dilution adjustments. If holders of the Notes convert them in connection with a fundamental change, the Company may be required to provide a make whole premium in the form of an increased conversion rate, subject to a maximum amount. The Company used the proceeds from the issuance of the Notes to pay the fees and expenses of and consummate the merger, including the repayment of existing indebtedness of Blue Coat. With certain exceptions, upon change in control of the Company, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. The Notes are not redeemable by the Company. The indenture under which the Notes are outstanding includes customary events of default, which may result in the acceleration of the maturities of the Notes. In accordance with the provisions of the Investment Agreement, the Company appointed a designee of Bain to the Board on August 1, 2016. Bain's rights to Board representation terminate under certain circumstances, including if Bain and its affiliates beneficially own less than 4% of all the Company's outstanding common stock (on an as-converted basis) then outstanding.

•	A schedule of the dilutive impact from the convertible debt is available on our Investor Relations website.
•	After closing the Blue Coat transaction, the company has $7.3 billion in debt outstanding.

Blue Coat Acquisition
On June 12, 2016, we entered into a definitive agreement to acquire Blue Coat, Inc. (“Blue Coat”), for approximately $4.65 billion in cash. The transaction closed on August 1, 2016, subsequent to our quarter ended July 1, 2016. In order to fund a portion of the total purchase price, on August 1, 2016, the Company borrowed an aggregate amount of $2.8 billion under a term loan facility and issued $1.25 billion aggregate principal amount of 2.0% convertible unsecured notes due 2021. As part of the purchase price, Symantec paid off the Blue Coat debt totaling $1.9 billion, which included principal, accrued interest and other costs. Each outstanding share of Blue Coat common stock was cancelled and automatically converted into the right to receive cash, without interest. Blue Coat stock options outstanding at the time of the merger were converted into options to purchase Symantec’s common stock based on the conversion ratio specified in the Agreement. Blue Coat's performance stock units (“PSUs”) and restricted stock units (“RSUs”) were converted into rights to acquire Symantec common stock, subject to the same conversion ratio, under the same terms and conditions that were in effect immediately prior to the close date.

The close date of this acquisition occurred subsequent to our fiscal quarter-end, therefore the allocation of the purchase price to the underlying assets acquired and liabilities assumed is subject to a formal valuation process, which has not yet been completed. We will reflect the preliminary valuation of the net assets acquired and the operational results of Blue Coat on the close date, in our second quarter of fiscal 2017. The purchase price allocation will be finalized as soon as practicable within the measurement period, but not later than one year following the acquisition close date. We expect that the purchase price allocation will include a write-down of deferred revenue due to purchase accounting in connection with our acquisition. Although the purchase price allocation for this acquisition and pro forma financial information is not yet available, we expect a substantial majority of the purchase price will be allocated to goodwill and intangible assets.

Outlook

The following statements concerning Symantec are forward-looking and actual results could differ materially from current expectations. These statements are subject to risks and uncertainties, including those set forth in Risk Factors in the company’s Annual Report on Form 10-K for the year ended April 1, 2016 and as otherwise discussed in the company’s filings with the Securities and Exchange Commission.

Q2 FY2017
•
Our fiscal second quarter guidance will include only two months of contribution from Blue Coat since the acquisition closed on August 1st. Historically, Blue Coat’s fiscal second quarter has ended on October 31st and their revenue linearity is heavily weighted toward the last month of the quarter.

•	Our fiscal second quarter guidance assumes a weighted-average exchange rate of $1.11/€.
•	We expect non-GAAP revenue for our second quarter to be between $960 and $990 million.
•	For our Consumer Security segment, we expect revenue to decline year-over-year by approximately 7% in constant currency.
•
We expect non-GAAP revenue for our Enterprise Security segment which will include Blue Coat to increase year-over-year within the range of 14% and 20% in constant currency.  This guidance includes approximately 50% of Blue Coat’s Q2 non-GAAP revenue forecast.

•	We expect non-GAAP operating margin to be between 21% and 24%. This guidance includes approximately 66% of Blue Coat’s Q2 non-GAAP spending forecast.
•	We expect second fiscal quarter non-GAAP EPS in the range of 18¢ to 21¢.
•	Our fully diluted weighted-average share count of 640 million accounts for the impact of convertible debt issuance and the assumption of Blue Coat RSUs, PSUs and options.
FY2017
•	Our fiscal 2017 guidance assumes a weighted average exchange rate of $1.11/€.
•	We expect fiscal 2017 non-GAAP revenue to be between $4,040 and $4,120 million.
•	We expect non-GAAP operating margin to be between 26% and 28%, resulting in non-GAAP EPS in the range of $1.08 to $1.14.
•	We expect approximately $150 million in net interest expense and other income.
•
Our guidance assumes a fully diluted weighted average share count of 616 million and ending share count of 595 million after accounting for accelerated stock buybacks, the convertible debt issuances and the assumption of Blue Coat RSUs and options.

FY2018
•	We continue to expect $1.70 - $1.80 in non-GAAP EPS.

Use of GAAP and Non-GAAP Financial Information:
Our results of operations have undergone or are expected to undergo significant change due to the impact of litigation accruals, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, the impact of purchase accounting on revenue from the Blue Coat merger, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures:
SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	July 1, 2016			July 3, 2015				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (1)
Net revenues	$884	$-	$884	$912	$-	$912	-3%	-4%
Gross profit:	$735	$9	$744	754	$22	$776	-4%	-6%
Unallocated corporate charges (2)		-			11
Stock-based compensation		3			2
Amortization of intangible assets		6			9
Gross margin %	83.1%	1.1%	84.2%	82.7%	2.4%	85.1%	-90 bps	-120 bps
Operating expenses:	$629	$138	$491	671	$170	$501	-2%	-2%
Unallocated corporate charges (2)		-			88
Stock-based compensation		46			33
Amortization of intangible assets		14			14
Restructuring, separation, transition, and other		70			35
Acquisition costs		8			-
Operating expenses as a % of revenue	71.2%	-15.7%	55.5%	73.6%	-18.7%	54.9%	60 bps	160 bps
Operating income	$106	$147	$253	$83	$192	$275	-8%	-13%
Operating margin %	12.0%	16.6%	28.6%	9.1%	21.1%	30.2%	-160 bps	-280 bps
Net income:	$135	$42	$177	$117	$66	$183	-3%	N/A
Gross profit adjustment		9			22
Operating expenses adjustment		138			170
Income tax effects and adjustments		(36)			(34)
Total net income adjustment from discontinued operations		(69)			(92)
Diluted income per share:
Income per share from continuing operations	$0.11	$0.18	$0.29	$0.04	$0.22	$0.26
Income per share from discontinued operations	0.11	(0.11)	-	0.13	(0.13)	-
Diluted net income per share	0.22	0.07	0.29	0.17	0.09	0.26	12%	N/A
Diluted weighted-average shares outstanding	620	-	620	691	-	691	-10%	N/A

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(2) This item consists of charges previously allocated to our discontinued information management business. Please see Appendix A for further information.

Forward Looking Statements:
This commentary contains statements regarding our projected financial and business results and planned cost reductions, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our capital allocation strategy and plans and statements regarding the expected benefits to our Company, its customers, stockholders and investors from the acquisition of Blue Coat.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: the potential impact on the businesses of Blue Coat and Symantec due to uncertainties in connection with the acquisition; the retention of employees of Blue Coat and the ability of Symantec to successfully integrate Blue Coat and to achieve expected benefits; general economic conditions; risks related to general economic conditions; our Company’s leadership transition plan; maintaining customer and partner relationships; the anticipated growth of certain market segments; our sales pipeline and business strategy; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses; and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of our Form 10-K for the year ended April 1, 2016.
Any information regarding pre-release of Symantec offerings, future updates or other planned modifications is subject to ongoing evaluation by Symantec and therefore subject to change. This information is provided without warranty of any kind, express or implied.  Customers who purchase Symantec offerings should make their purchase decision based upon features that are currently available.
We assume no obligation to update any forward‐looking information contained in this presentation.